UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2008

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                    N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                In connection with a review of executive compensation arrangements due to recently adopted rules under Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and interpretive guidance issued thereunder ("Section 409A"), Brown & Brown, Inc. (the "Company") entered into an Amendment to Employment Agreement with J. Hyatt Brown, the Company's Chief Executive Officer, on December 30, 2008.  Section 409A governs nonqualified deferred compensation arrangements, including certain severance benefit arrangements. Section 409A imposes accelerated taxation and additional tax penalties on service providers (including employees and directors) who participate in nonqualified deferred compensation arrangements if the arrangements do not comply with the requirements of Section 409A.

The amendments to Mr. Brown's employment agreement, which were intended to achieve compliance with Section 409A and prevent application of the adverse tax consequences described above, included: (i) the addition of provisions that require Mr. Brown to notify the Company of the existence of adverse circumstances affecting his employment following a change in control and provide a reasonable opportunity for the Company to correct such circumstances prior to Mr. Brown's termination of his employment for good reason and receipt of a severance payment; (ii) the addition of a provision providing that, subject to certain exceptions, any severance payments which are treated as non-qualified deferred compensation under Section 409A may be delayed for a period of six months if Mr. Brown is deemed to be a "specified employee" (which he is currently as the Company's Chief Executive Officer) at the time of his termination of employment; and (iii) certain other changes necessary to ensure compliance with Section 409A.

The foregoing description of the employment agreement amendment is only a summary and is qualified in its entirety by the full text of the amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated December 30, 2008, between Brown & Brown, Inc. and J. Hyatt Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

January 6, 2009	By:	/s/ Laurel L. Grammig
Laurel L. Grammig Vice President, Secretary and Chief Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated December 30, 2008, between Brown & Brown, Inc. and J. Hyatt Brown.